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                                                                       EXHIBIT 5



                                February 5, 1998
                                ----------------



Emcore Corporation
394 Elizabeth Avenue
Somerset, New Jersey 08873


          Re:  Emcore Corporation Registration Statement for
               Offering of 200,996 shares of Common Stock
               ---------------------------------------------

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 200,996 shares of the common stock ("Common Stock") of Emcore Corporation (the "Company") issuable under the MicroOptical Devices, Inc. 1996 Stock Option Plan (the "Plan") as assumed by the Company. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

                         /s/ Brobeck, Phleger & Harrison LLP

                         BROBECK, PHLEGER & HARRISON LLP